Exhibit 21.1

LIST OF PENNYMAC MORTGAGE INVESTMENT TRUST ENTITIES

as of December 31, 2020

Entity	Entity Type	State of Incorporation
Copper Insurance, LLC	Limited Liability Company	Missouri
Copper Securities Holding, LLC	Limited Liability Company	Delaware
Fugio Securities Holding, LLC	Limited Liability Company	Delaware
PennyMac Corp.	Corporation	Delaware
PennyMac GP OP, Inc.	Corporation	Delaware
PennyMac Holdings, LLC	Limited Liability Company	Delaware
PennyMac Operating Partnership, L.P.	Limited Partnership	Delaware
PMC REO Financing Trust	Statutory Trust	Delaware
PMC REO Trust 2015-1	Statutory Trust	Delaware
PMT CREDIT RISK TRANSFER TRUST 2019-1R	Statutory Trust	Delaware
PMT CREDIT RISK TRANSFER TRUST 2019-2R	Statutory Trust	Delaware
PMT CREDIT RISK TRANSFER TRUST 2019-3R	Statutory Trust	Delaware
PMT CREDIT RISK TRANSFER TRUST 2020-1R	Statutory Trust	Delaware
PMT CREDIT RISK TRANSFER TRUST 2020-2R	Statutory Trust	Delaware
PMT Funding, LLC	Limited Liability Company	Delaware
PMT ISSUER TRUST – FMSR	Statutory Trust	Delaware
PMT Mortgage Finance Series I, LLC	Limited Liability Company	Delaware
PMTT1	Statutory Trust	Delaware
PMTT2	Statutory Trust	Delaware
PMTT3	Statutory Trust	Delaware